Exhibit 1.01

5. Method of amalgamation, check A or B Méthode choisie pour la fusion — Cocher A ou B : A - Amalgamation Agreement / Convention de fusion : or ou The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below. Les actionnaires de cheque société qui fusionnne ont dûment adopte la convention de fusion conforrnement au paragraphe 176(4) de la Loi sur les sociêtês par actions a la date mentionnee ci-dessous. B - Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d’une societe mere avec une ou plusieurs de ses filiales ou fusion de filiales : The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. Les administrateurs de cheque societe qui fusionne ont approuve la fusion par voie de resolution conformement à l’article 177 de la Loi sur les societès par actions a la date mentionnee ci-dessous. The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de Agnico-Eagle Mines Limited/Mines Agnico-Eagle Limitée and are more particularly set out in these articles. et sont enonces textuellement aux presents statuts. Names of amalgamating corporations Denomination sociale des societes qui fusionnent Ontario Corporation Number Numero de la societe en Ontario Date of Adoption/Approval Date d’adoption ou d’approbation Year Month Day année mois jour Agnico-Eagle Mines Limited/Mines Agnico-Eagle Limitée 1816276 Ontario Inc. 1742273 1816276 2010-12-29 2010-12-29 07121F (07/2007)

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’ll y a lieu, imposees aux activites commerciales ou aux pouvoirs de la société. None. 7. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre : The Corporation is authorized to issue an unlimited number of shares of one class designated as common shares. 07121F (07/2007)

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut étre émise en série : The holders of the common shares are entitled: (a) to vote at all meetings of shareholders; and (b) to receive the remaining property of the Corporation upon dissolution. 07121F (07/2007)

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes : not applicable 10. Other provisions, (if any): Autres dispositions, s’il y a lieu : The board of directors may from time to time, in such amounts and on such terms as it deems expedient: (a) borrow money on the credit of the Corporation; (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured on unsecured) of the Corporation; (c) charge, mortgage, hypothecate or pledge all or any of the currently-owned or subsequently-acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation. The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation. The English form “Agnico-Eagle Mines Limited” and the French form “Mines Agnico-Eagle Limitée” of the name of the Corporation are equivalent and are used separately. 11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”. Les déclarations exigees aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent l’annexe A. 12. A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”. Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l’annexe B. 07121F (07/2007)

6

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / *Nom et* ***signature originale*** *d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire).* ***Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.***

AGNICO-EAGLE MINES LIMITED/MINES AGNICO-EAGLE LIMITÉE
Names of Corporations / *Dénomination sociale des sociétés*

By / ***Par***

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*
[signature]	R. GREGORY LAING	CORPORATE SECRETARY

1816276 ONTARIO INC.
Names of Corporations / *Dénomination sociale des sociétés*

By / ***Par***

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*
[signature]	R. GREGORY LAING	DIRECTOR

Names of Corporations / *Dénomination sociale des sociétés*

By / ***Par***

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / ***Par***

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

Names of Corporations / *Dénomination sociale des sociétés*

By / ***Par***

Signature / *Signature*	Print name of signatory / *Nom du signataire en lettres moulées*	Description of Office / *Fonction*

07121E (05/2007)

STATEMENT OF DIRECTOR OR OFFICER PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO) I, R. Gregory Laing, of the Town of Oakville, in the Province of Ontario, hereby state as follows: 1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (the “Act”). 2. I am the General Counsel, Senior Vice President, Legal and Corporate Secretary of AGNICO-EAGLE MINES LIMITED (the “Corporation”) and as such have knowledge of its affairs. 3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements set forth below. 4. There are reasonable grounds for believing that: (a) the Corporation is and the corporation to be formed by the amalgamation (the “Amalgamation”) of the Corporation and 1816276 Ontario Inc. will be able to pay its liabilities as they become due; and (b) the realizable value of such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes. 5. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation. 6. The Corporation has not been notified by any creditor that it objects to the Amalgamation. 29 This Statement is made this day of December, 2010. R. Gregory Laing General Counsel, Senior Vice President, Legal and Corporate Secretary

STATEMENT OF DIRECTOR OR OFFICER PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO) I, R. Gregory Laing, of the Town of Oakville, in the Province of Ontario, hereby state as follows: 1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (the “Act”). 2. I am the sole director of 1816276 ONTARIO INC. (the “Corporation”) and as such have knowledge of its affairs. 3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements set forth below. 4. There are reasonable grounds for believing that: (a) the Corporation is and the corporation to be formed by the amalgamation (the “Amalgamation”) of the Corporation and Agnico-Eagle Mines Limited will be able to pay its liabilities as they become due; and (b) the realizable value of such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes. 5. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation. 6. The Corporation has not been notified by any creditor that it objects to the Amalgamation. This Statement is made this 29 day of December, 2010. R. Gregory Laing Director

Schedule B RESOLUTION OF THE DIRECTORS OF AGNICO-EAGLE MINES LIMITED/MINES AGNICO-EAGLE LIMITEE “AMALGAMATION WITH 1816276 ONTARIO INC. WHEREAS subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”) provides that a holding corporation and one or more of its wholly-owned subsidiary corporations may amalgamate and continue as one corporation in the manner therein provided without complying with sections 175 and 176 of the Act; AND WHEREAS 1816276 Ontario Inc. (the “Subsidiary”) is a wholly-owned subsidiary corporation of AGNICO-EAGLE MINES LIMITED/MINES AGNICO-EAGLE LIMITEE (the “Corporation”); AND WHEREAS it is considered desirable and in the best interests of the Corporation that the Corporation and the Subsidiary amalgamate (the “Amalgamation”) and continue as one corporation (the “Amalgamated Corporation”) pursuant to subsection 177(1) of the Act; AND WHEREAS R. Gregory Laing, being an officer of the Corporation, has disclosed, pursuant to subsection 132(6) of the Act, the nature and extent of his interest in the Amalgamation by virtue of his also being the sole director and officer of the Subsidiary; AND WHEREAS subsection 132(5) of the Act provides that a director having an interest in a contract or transaction with the corporation within the meaning of subsection 132(1) of the Act shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction, unless the contract or transaction is, among other things, one with an affiliate; AND WHEREAS the Corporation and the Subsidiary are affiliated within the meaning of the Act;

AND WHEREAS subsection 132(7) of the Act provides that where a material contract is made or a material transaction is entered into between a corporation and another person of which a director or officer of the corporation is a director or officer or in which he or she has a material interest, the director or officer is not accountable to the corporation or to its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with the applicable provisions of section 132 and the contract or transaction was reasonable and fair to the corporation at the time it was so approved; IT IS RESOLVED THAT: 1. the Amalgamation of the Corporation and the Subsidiary, to be effective as of the first moment on January 1, 2011 pursuant to the provisions of subsection 177(1) of the Act, is approved; 2. the directors determine that the Amalgamation is reasonable and fair to the Corporation; 3. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Subsidiary shall be cancelled without any repayment of capital in respect thereof; 4. upon the Amalgamation becoming effective, the by-laws of the Corporation as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Corporation; 5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation; and 6. any one director or officer is authorized and directed, for and in the name of and on behalf of the Corporation, to execute (whether under the corporate seal of the Corporation or otherwise) and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as they may determine to be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Director appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

The undersigned, being the General Counsel, Senior Vice-President, Legal and Corporate Secretary of AGNICO-EAGLE MINES LIMITED/MINES AGNICO-EAGLE LIMITÉE (the “Corporation”) hereby certifies that the foregoing is a true and correct copy of a resolution passed by the directors of the Corporation on December 29, 2010, which resolution is in full force and effect as of the date hereof, unamended. DATED December 30, 2010. R. Gregory Laing General Counsel, Senior Vice-President and Corporate Secretary

Schedule B RESOLUTION OF THE DIRECTORS OF 1816276 ONTARIO INC. “AMALGAMATION WITH AGNICO-EAGLE MINES LIMITED WHEREAS subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”) provides that a holding corporation and one or more of its wholly-owned subsidiary corporations may amalgamate and continue as one corporation in the manner therein provided without complying with sections 175 and 176 of the Act; AND WHEREAS 1816276 ONTARIO INC. (the “Corporation”) is a wholly-owned subsidiary of Agnico-Eagle Mines Limited/Mines Agnico-Eagle LIMITÉE & (“Parentco”); AND WHEREAS it is considered desirable and in the best interests of the Corporation that the Corporation and Parentco amalgamate (the “Amalgamation”) and continue as one corporation (the “Amalgamated Corporation”) pursuant to subsection 177(1) of the Act; AND WHEREAS R. Gregory Laing, being the sole director and officer of the Corporation, has disclosed, pursuant to subsection 132(6) of the Act, the nature and extent of his interest in the Amalgamation by virtue of his also being an officer of Parentco; AND WHEREAS subsection 132(5) of the Act provides that a director having an interest in a contract or transaction with the corporation within the meaning of subsection 132(1) of the Act shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction, unless the contract or transaction is, among other things, one with an affiliate; AND WHEREAS the Corporation and Parentco are affiliated within the meaning of the Act; AND WHEREAS subsection 132(7) of the Act provides that where a material contract is made or a material transaction is entered into between a corporation and another person of which a director or officer of the corporation is a director or officer or in which he or she has a material interest, the director or officer is not accountable to the corporation or to its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with the applicable provisions of section 132 and the contract or transaction was reasonable and fair to the corporation at the time it was so approved; IT IS RESOLVED THAT: 1. the Amalgamation of the Corporation and the Subsidiary, to be effective as of the first moment on January 1, 2011 pursuant to the provisions of subsection 177(1) of the Act, is approved; 2. the director determines that the Amalgamation is reasonable and fair to the Corporation; 3. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Corporation shall be cancelled without any repayment of capital in respect thereof; 4. upon the Amalgamation becoming effective, the by-laws of Parentco as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Corporation; 5. no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the Amalgamation; and 6. any director or officer of the Corporation is authorized and directed, for and in the name of and on behalf of the Corporation, to execute (whether under the corporate seal of the Corporation or otherwise) and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as they may determine to be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Director appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

The undersigned, being the sole director and Secretary of 1816276 ONTARIO INC. (the “Corporation”) hereby certifies that the foregoing is a true and correct copy of a resolution passed by the sole director of the Corporation on December 29, 2010, which resolution is in full force and effect as of the date hereof, unamended. DATED December 30, 2010. R. Gregory Laing Sole Director and Secretary